Exhibit 99.1

News Release

www.nortel.com

FOR IMMEDIATE RELEASE		April 28, 2009

For more information:

Media	Media	Investors
Jay Barta	Mohammed Nakhooda	(888) 901-7286
(972) 685-2381	(905) 863-7407	(905) 863-6049
jbarta@nortel.com	mohammna@nortel.com	investor@nortel.com

Nortel Obtains Extension of Stay Period Under CCAA

And Extension to EDC Agreement

TORONTO – Nortel* Networks Corporation [TSX: NT, OTC: NRTLQ] announced today that it, Nortel Networks Limited (“NNL”) and the other Canadian subsidiaries that filed for creditor protection under the Companies’ Creditors Arrangement Act (“CCAA”) have obtained an order from the Ontario Superior Court of Justice (“Canadian Court”) further extending, to July 30, 2009, the stay of proceedings that was previously granted by the Canadian Court. The purpose of the stay of proceedings is to allow the Nortel companies to continue to develop a restructuring strategy for consideration by their creditors and the Canadian Court and file a plan of arrangement.

Nortel also announced that it has entered into a further amendment to its agreement with Export Development Canada (“EDC”), initially announced on January 14, 2009, to permit continued access by NNL to its EDC performance-related support facility up to July 30, 2009 for up to a maximum of US$30 million of support. The amendment also clarifies that going forward, the charge over certain of Nortel’s assets in favour of EDC will only extend to new support provided after January 14, 2009 and rollovers or extensions of pre-existing support made before April 14, 2009. The amendment and extension of the support facility has been approved by the Canadian Court. Nortel and EDC continue to work together to see if a longer term arrangement, acceptable to both parties, can be reached.

More information about Nortel’s restructuring process can be found at http://www.nortel.com/restructuring.

About Nortel

Nortel is a recognized leader in delivering communications capabilities that make the promise of Business Made Simple a reality for our customers. Our next generation technologies, for both service provider and enterprise networks, support multimedia and business critical applications. Nortel’s technologies are designed to help eliminate today’s barriers to efficiency, speed and performance by simplifying networks and connecting people to the information they need, when they need it. Nortel does business in more than 150 countries around the world. For more information, visit Nortel on the Web at www.nortel.com. For the latest Nortel news, visit www.nortel.com/news.

Certain statements in this press release may contain words such as “could”, “expects”, “may”, “should”, “will”, “anticipates”, “believes”, “intends”, “estimates”, “targets”, “envisions”, “seeks” and other similar language and are considered forward-looking statements or information under applicable securities laws. These statements are based on Nortel’s current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which Nortel operates. These statements are subject to important assumptions, risks and uncertainties that are difficult to predict, and the actual outcome may be materially different. Further, actual results or events could differ materially from those contemplated in forward-looking statements as a result of the following (i) risks and uncertainties relating to Nortel’s Creditor Protection Proceedings including: (a) risks associated with Nortel’s ability to: stabilize the business to maximize the chances of preserving all or a portion of the enterprise; develop, obtain required approvals for, and implement a comprehensive restructuring plan, and narrow Nortel’s strategic focus in an effective and timely manner; resolve ongoing issues with creditors and other third parties whose interests may differ from Nortel’s; successfully implement a comprehensive restructuring plan; generate cash from operations and maintain adequate cash on hand; operate within the restrictions and limitations of the current EDC Support Facility or put in place a longer term solution; if necessary, arrange for sufficient debtor-in-possession or other financing; continue to maintain cash management arrangements and obtain any further approvals from the Canadian Monitor, the U.K. Administrators, the U.S. Creditors’ Committee, or other third parties, as necessary to continue such arrangements; raise capital to satisfy claims, including Nortel’s ability to sell assets to satisfy claims against us; obtain sufficient exit financing to support a comprehensive restructuring plan; maintain R&D investments; realize full or fair value for any assets or business that may be divested as part of a comprehensive restructuring plan; utilize net operating loss carryforwards and certain other tax attributes in the future; avoid the substantial consolidation of NNI’s assets and liabilities with those of one or more other U.S. Debtors; attract and retain customers or avoid reduction in, or delay or suspension of, customer orders as a result of the uncertainty caused by the Creditor Protection Proceedings; maintain market share, as competitors move to capitalize on customer concerns; operate Nortel’s business effectively in consultation with the Canadian Monitor, and work effectively with the U.K. Administrators in their administration of the business of the EMEA Debtors; actively and adequately communicate on and respond to events, media and rumors associated with the Creditor Protection Proceedings that could adversely affect Nortel’s relationships with customers, suppliers, partners and employees; retain and incentivize key employees and attract new employees; retain, or if necessary, replace major suppliers on acceptable terms and avoid disruptions in Nortel’s supply chain; maintain current relationships with reseller partners, joint venture partners and strategic alliance partners; obtain court orders or approvals with respect to motions filed from time to time; resolve claims made against Nortel in connection with the Creditor Protection Proceedings for amounts not exceeding Nortel’s recorded liabilities subject to compromise; prevent third parties from obtaining court orders or approvals that are contrary to Nortel’s interests; reject, repudiate or terminate contracts; and (b) risks and uncertainties associated with: limitations on actions against any Debtor during the Creditor Protection Proceedings; the values, if any, that will be prescribed pursuant to any comprehensive restructuring plan to outstanding Nortel securities; the delisting of NNC common shares from the NYSE; and the potential delisting of NNC common shares and NNL preferred shares from the TSX; and (ii) risks and uncertainties relating to Nortel’s business including: the sustained and expanding economic downturn and extraordinarily volatile market conditions and resulting negative impact on Nortel’s business, results of operations and financial position and its ability to accurately forecast its results and cash position; cautious capital spending by customers as a result of factors including current economic uncertainties; fluctuations in foreign currency exchange rates; any requirement to make larger contributions to defined benefit plans in the future; a high level of debt, arduous or restrictive terms and conditions related to accessing certain sources of funding; the sufficiency of workforce and cost reduction initiatives; any negative developments associated with Nortel’s suppliers and contract manufacturers including Nortel’s reliance on certain suppliers for key optical networking solutions components and on one supplier for most of its manufacturing and design functions; potential penalties, damages or cancelled customer contracts from failure to meet contractual obligations including delivery and installation deadlines and any defects or errors in Nortel’s current or planned products; significant competition, competitive pricing practices, industry consolidation, rapidly changing technologies, evolving industry standards, frequent new product introductions and short product life cycles, and other trends and industry characteristics affecting the telecommunications industry; any material, adverse affects on Nortel’s performance if its expectations regarding market demand for particular products prove to be wrong; potential higher operational and financial risks associated with Nortel’s international operations; a failure to protect Nortel’s intellectual property rights; any adverse legal judgments, fines, penalties or settlements related to any significant pending or future litigation actions; failure to maintain integrity of Nortel’s information systems; changes in regulation of the Internet or other regulatory changes; Nortel’s potential inability to maintain an effective risk management strategy.

For additional information with respect to certain of these and other factors, see Nortel’s Annual Report on Form 10-K for the year ended December 31, 2008 and other securities filings with the United States Securities and Exchange Commission. Unless otherwise required by applicable securities laws, Nortel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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*	Nortel, the Nortel logo and the Globemark are trademarks of Nortel Networks.